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ENZON PHARMACEUTICALS, INC.
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Enzon Pharmaceuticals, Inc. issued the following press release on January 28, 2009.

For Immediate Release

PRESS RELEASE
	Contact:	Craig Tooman
EVP, Finance and
Chief Financial Officer
908-541-8777

ENZON NOMINATES TWO NEW CANDIDATES FOR ITS

BOARD OF DIRECTORS

BRIDGEWATER, NJ – January 28, 2009 – Enzon Pharmaceuticals, Inc. (Nasdaq: ENZN) announced today that its Board of Directors has nominated two new candidates as Class I directors to be elected at this year’s annual meeting of stockholders.

“The Enzon Board of Directors is pleased to nominate these two highly qualified individuals who will bring additional expertise to our board,” said Victor Micati, Chairman of the Enzon nominating committee and lead independent director. “The contributions of these individuals over the years and recently in the ImClone transaction have provided clear value to shareholders,” stated Jeffrey Buchalter, Chairman and Chief Executive Officer of Enzon.

The backgrounds of the two nominees are as follows:

Dr. Alexander J. Denner is the Managing Director of entities affiliated with Carl C. Icahn. Dr. Denner has a strong background in biotechnology and biotechnology investments and was recently the chairman of the Executive Committee of ImClone Systems Incorporated until the Company was purchased in December 2008. Dr. Denner has served as a director of Adventrx Pharmaceuticals, Inc., a publicly traded biopharmaceutical company since October 2006. Dr. Denner received his undergraduate degree from the Massachusetts Institute of Technology. Dr. Denner also received his M.S., M. Phil., and Ph.D. degrees from Yale University.

Professor Richard C. Mulligan is currently the Mallinckrodt Professor of Genetics at Harvard Medical School and Director of the Harvard Gene Therapy Initiative. Professor Mulligan’s honors include the MacArthur Foundation Prize, the Rhodes Memorial Award of the American Association of Cancer Research, the ASMB-Amgen Award and the Nagai Foundation International Prize. Professor Mulligan has been associated with a number of biotechnology companies, including ImClone, Dupont, Genetics Institute, Amgen, Somatix, Cell Genesys, and Cellectis. Professor Mulligan received his undergraduate degree from the Massachusetts Institute of Technology and his Ph.D. from Stanford University School of Medicine.

Additional Information and Where to Find It

The Company and its directors, nominees and executive officers may be deemed to be participants in the solicitation of proxies from stockholders in connection with the Company's 2009 Annual Meeting of Stockholders (the "Annual Meeting"). The Company plans to file a proxy statement with the Securities and Exchange Commission (the "SEC") in connection with the solicitation of proxies for the Annual Meeting (the "2009 Proxy Statement"). Information regarding the names of the Company's directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Company's proxy statement relating to the 2008 Annual Meeting of Stockholders (the "2008 Proxy Statement"), which may be obtained free of charge from the SEC's website at http://www.sec.gov and the Company's website at http://www.enzon.com. Additional information regarding the interests of such potential participants will be included in the 2009 Proxy Statement and other relevant documents to be filed with the SEC in connection with the Annual Meeting.

Subsequent to the Company's 2008 Annual Meeting of Stockholders, John Geltosky, Ph.D. joined the Company's Board of Directors. Dr. Geltosky owns 18,760 restricted stock units and options to acquire 56,383 shares of the Company's common stock. Dr. Alexander J. Denner and Professor Richard C. Mulligan have been nominated by the Company's Board of Directors to stand for election as directors at the Annual Meeting. Neither Dr. Denner nor Professor Mulligan is currently a director of the Company and neither owns any shares of the Company's common stock. Dr. Denner serves as Managing Director of entities controlled by Carl C. Icahn. Mr. Icahn or entities that he controls beneficially own approximately 7.8% of the Company's common stock and, through derivative agreements, additionally has long economic exposure to approximately 6.9% of the Company's common stock. Additional information regarding the interests of such potential participants will be included in the 2009 Proxy Statement and other relevant documents to be filed with the SEC in connection with the Annual Meeting.

Promptly after filing its definitive 2009 Proxy Statement for the Annual Meeting with the SEC, the Company will mail the definitive 2009 Proxy Statement and a proxy card to each stockholder entitled to vote at the Annual Meeting. INVESTORS ARE URGED TO READ THE 2009 PROXY STATEMENT (INCLUDING ANY SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain, free of charge, copies of the 2009 Proxy Statement and any other documents filed by the Company with the SEC in connection with the Annual Meeting from the SEC's website at http://www.sec.gov, the Company's website at http://www.enzon.com, or by contacting Craig Tooman of the Company, c/o Enzon Pharmaceuticals, Inc., 685 Route 202/206, Bridgewater, New Jersey 08807.

About Enzon

Enzon Pharmaceuticals, Inc. is a biopharmaceutical company dedicated to the development, manufacturing, and commercialization of important medicines for patients with cancer and other life-threatening conditions. Enzon has a portfolio of four marketed products, Oncaspar®, DepoCyt®, Abelcet® and Adagen®. The Company’s drug development programs utilize several cutting-edge approaches, including its industry-leading PEGylation technology platform used to create product candidates with benefits such as reduced dosing frequency and less toxicity. Enzon’s PEGylation technology was used to develop two of its products, Oncaspar and Adagen, and has created a royalty revenue stream from licensing partnerships for other products developed using the technology. Enzon also engages in contract manufacturing for several pharmaceutical companies to broaden the Company’s revenue base. Further information about Enzon and this press release can be found on the Company’s web site at www.enzon.com.

Forward Looking Statements

There are forward-looking statements contained herein, which can be identified by the use of forward-looking terminology such as the words "believes," "expects," "may," "will," "should,” "potential," "anticipates," "plans," or "intends" and similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, events or developments to be materially different from the future results, events or developments indicated in such forward-looking statements. Such factors include, but are not limited to the timing, success and cost of clinical studies; the ability to obtain regulatory approval of products, market acceptance of, and continuing demand for, Enzon’s products and the impact of competitive products and pricing. A more detailed discussion of these and other factors that could affect results is contained in our filings with the U.S. Securities and Exchange Commission, including our annual report on Form 10-K for the period ended December 31, 2007. These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements. No assurance can be given that the future results covered by the forward-looking statements will be achieved. All information in this press release is as of the date of this press release and Enzon does not intend to update this information.